UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2015

THE BON-TON STORES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of Principal Executive Offices)

717-757-7660

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 26, 2015, The Bon-Ton Stores, Inc. (“Bon-Ton”), acting through subsidiary entities, closed a sale-leaseback transaction with a subsidiary of W. P. Carey Inc., CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED (“CPA®:17 — Global”), pursuant to which Bon-Ton sold to CPA®:17 — Global a real estate portfolio comprised of six retail department store locations in three states (the “Portfolio”).  The facilities comprising the Portfolio contain approximately one million square feet in the aggregate and are located in:  (a) Joliet, Illinois; (b) Fargo, North Dakota; (c) Ashwaubenon, Wisconsin; (d) Brookfield, Wisconsin; (e) Greendale, Wisconsin; and (f) Wauwatosa, Wisconsin.  Bon-Ton conveyed the Portfolio to CPA®:17 — Global for an aggregate sales price of $84.0 million.

Contemporaneously with the sale, a subsidiary of Bon-Ton entered into a lease agreement (the “Lease”) with a subsidiary of CPA®:17 — Global pursuant to which the Portfolio is leased back to Bon-Ton.  The Lease has an initial term of 20 years and contains three renewal terms, each for a period of ten years.  The basic rent payable in connection with the Lease is approximately $6.9 million per annum, subject to adjustment for increases in the Consumer Price Index.  The obligations of the tenant under the Lease are guaranteed by Bon-Ton and two of its subsidiaries.

The proceeds of the sale-leaseback transaction, together with borrowings under Bon-Ton’s revolving credit facility, will be used by Bonstores Realty One, LLC (“Bonstores”) to pay approximately $105 million in principal amount outstanding and to satisfy all other outstanding obligations under the loan agreement dated March 6, 2006 (as amended on May 4, 2006), among Bonstores, Bonstores Holdings One, LLC, the lenders party thereto and Bank of America, N.A., as agent.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Lease Agreement by and between BT (MULTI) LLC, a Delaware limited liability company as Landlord and MCRIL, LLC a Virginia limited liability company as Tenant, dated as of June 26, 2015.

10.2

Guaranty and Suretyship Agreement, dated as of June 26, 2015, made by The Bon-Ton Stores, Inc., The Bon-Ton Department Stores, Inc. and Carson Pirie Scott II, Inc. as guarantors, to BT (MULTI) LLC, as landlord.

99	Press Release issued June 29, 2015 regarding the entry into a sale-leaseback transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President—Chief Financial Officer

Dated: June 29, 2015